CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS 2005 FOURTH QUARTER AND FULL-YEAR RESULTS

FOURTH QUARTER
- Net Revenues Increase 134%
- Net Income from Continuing Operations Improves $18.4 Million to $29.7 Million
- Segment(1) EBITDA Increases 130%

FULL - YEAR
- Net Revenues Increase 120%
- Net Income from Continuing Operations grows $27.0 Million to $43.0 Million
- Segment(1) EBITDA Increases 113%

HAMILTON, BERMUDA, March 2, 2006 - Central European Media Enterprises Ltd. (CME) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months and year ended December 31, 2005.

TV Nova in the Czech Republic has been included in our consolidated and segment results from May 2, 2005.

Compared to the fourth quarter of 2004, consolidated net revenues for the fourth quarter of 2005 increased 134% to $152.5 million. Operating income for the quarter increased $32.3 million to $43.0 million. In the quarter, net income from continuing operations improved $18.4 million, and fully diluted earnings per share in respect of continuing operations increased to $0.77 from $0.39. Compared to the fourth quarter of 2004, Segment(1) EBITDA for the quarter increased 130% to $70.2 million.

Compared to the year ended December 31, 2004, consolidated net revenues for the year ended December 31, 2005 increased 120% to $401.0 million. Operating income increased $33.6 million to $52.4 million. Net income from continuing operations increased $27.0 million to $43.0 million, and fully diluted earnings per share in respect of continuing operations increased $0.66 to $1.21. Compared to the year ended December 31, 2004, Segment(1) EBITDA for the year ended December 31, 2005 increased 113% to $157.9 million.

Michael Garin, Chief Executive Officer of CME, said, “The transforming impact of TV Nova in the Czech Republic on our results masks the spectacular growth recorded by our core station group, driven by Romania and Ukraine. All of us at CME remain committed to continuing performance improvements through policies that will support both the natural growth of our markets as well as a continuing focus on cost management. These initiatives applied across the larger asset base we now manage should result in significant operating leverage and provide investors with above average returns for the future.”

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

- continued -

Consolidated Results for the Three Months Ended December 31, 2005

Consolidated Net Revenues for the three months ended December 31, 2005 increased by 134% to $152.5 million from $65.1 million for the three months ended December 31, 2004. Operating income for the quarter was $43.0 million compared to $10.7 million for the three months ended December 31, 2004. Net income for the quarter was $34.6 million compared to $13.0 million for the three months ended December 31, 2004. Fully diluted earnings per share for the three months ended December 31, 2005 increased $0.46 to $0.90.

Headline Consolidated Results for the three months ended December 31, 2005 and 2004 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000’s)
	2005	2004	$ change	% change
Net revenues	$152,498	$65,062	$87,436	134%
Operating income	$42,967	$10,683	$32,284	302%
Net income from continuing operations	$29,736	$11,348	$18,388	162%
Net income	$34,599	$12,975	$21,624	167%
Fully diluted earnings per share from continuing operations	$0.77	$0.39	$0.38	97%
Fully diluted earnings per share	$0.90	$0.44	$0.46	105%

Consolidated Results for the Year Ended December 31, 2005

Consolidated Net Revenues for the year ended December 31, 2005 increased by 120% to $401.0 million from $182.3 million for the year ended December 31, 2004. Operating income for the year was $52.4 million compared to $18.7 million for the year ended December 31, 2004. Net income for the year was $42.5 million compared to $18.5 million for the year ended December 31, 2004. Fully diluted earnings per share increased from $0.64 to $1.20 for the year ended December 31, 2005.

Headline Consolidated Results for the year ended December 31, 2005 and 2004 were:

	CONSOLIDATED RESULTS
	For the Year Ended December 31, (US $000’s)
	2005	2004	$ change	% change
Net revenues	$400,978	$182,339	$218,639	120%
Operating income	$52,369	$18,740	$33,629	179%
Net income from continuing operations	$43,008	$16,007	$27,001	169%
Net income	$42,495	$18,531	$23,964	129%
Fully diluted earnings per share from continuing operations	$1.21	$0.55	$0.66	120%
Fully diluted earnings per share	$1.20	$0.64	$0.56	88%

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended December 31, 2005

For the three months ended December 31, 2005 Total Segment(1) Net Revenues increased 95% to $172.8 million from $88.4 million for the three months ended December 31, 2004. Total Segment(1) EBITDA for the three months ended December 31, 2005 increased 130% to $70.2 million from $30.6 million in the three months ended December 31, 2004. Segment(1) EBITDA Margin for the three months ended December 31, 2005 was 41% compared to 35% for the three months ended December 31, 2004.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA and Segment(1) EBITDA margin for the three months ended December 31, 2005 and 2004 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000's)
	2005	2004	$ change	% change
Total Segment Net Revenues	$172,774	$88,417	$84,357	95%
Total Segment EBITDA	$70,241	$30,585	$39,656	130%
Segment EBITDA Margin	41%	35%

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Segment(1) Results for the Year Ended December 31, 2005

For the year ended December 31, 2005 Total Segment(1) Net Revenues increased 89% to $465.2 million from $246.5 million for the year ended December 31, 2004. Total Segment(1) EBITDA for the year ended December 31, 2005 increased 113% to $157.9 million from $74.2 million in the year ended December 31, 2004. Segment(1) EBITDA Margins for the year ended December 31, 2005 and 2004 were 34% and 30%, respectively.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA and Segment(1) EBITDA margin for the year ended December 31, 2005 and 2004 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Year Ended December 31, (US $000's)
	2005	2004	$ change	% change
Total Segment Net Revenues	$465,244	$246,535	$218,709	89%
Total Segment EBITDA	$157,861	$74,223	$83,638	113%
Segment EBITDA Margin	34%	30%

The Company will host a teleconference to discuss its results on Thursday, March 2, 2006 at 10:00 am (New York Time) (3:00 p.m. London Time, 4:00 p.m. Prague Time). To access the teleconference, please dial +1 973-582-2734 (U.S. and international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 9, 2006 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080  (international callers), passcode: 7044265. A replay will also be archived on the Company’s website.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include certain operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including statements regarding the renewal of broadcasting licenses in the Slovak Republic and Ukraine, the impact of legal proceedings in Ukraine, the results of modifying our sales strategy in the Czech Republic, the impact of the reorganization of our operations in the Czech Republic and the Slovak Republic, the results of additional investment in Croatia and Ukraine, the impact of the acquisition of control of our operations in the Slovak Republic, our ability to develop and implement multi-channel strategies generally, the growth of television advertising in our markets, the future economic conditions in our markets, future investments in television broadcast operations, the growth potential of advertising spending in our markets, and other business strategies and commitments. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the general regulatory environments where we operate and application of relevant laws and regulations, the renewals of broadcasting licenses, our ability to implement strategies regarding sales and multi-channel distribution, the rate of development of advertising markets in countries where we operate, our ability to acquire necessary programming and the ability to attract audiences, our ability to obtain additional frequencies and licenses, and general market and economic conditions in these countries as well as in the United States and Western Europe.

This press release should be read in conjunction with our Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 2, 2006.  The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading networks in six Central and Eastern European countries reaching an aggregate of approximately 82 million people.  The Company’s television stations are located in Croatia (NOVA TV), the Czech Republic (TV NOVA and GALAXIE SPORT), Romania (PRO TV, ACASA, PRO CINEMA and PRO TV INTERNATIONAL), Slovakia (MARKIZA), Slovenia (POP TV, KANAL A) and Ukraine (STUDIO 1+1). CME is traded on NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasova, Director of Corporate Communications
Central European Media Enterprises
+44 20 7430 5357
romana.tomasova@cme-net.com
or
Jonathan Lesko / Mike Smargiassi (Investors)
Olga Shmuklyer (Press)
Brainerd Communicators, Inc.
+1-212-986-6667

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)

	For the Years Ended December 31,
	2005	2004	2003
Net revenues	$400,978	$182,339	$124,978
Operating costs	65,138	33,615	26,608
Cost of programming	148,837	71,793	50,747
Station selling, general and administrative expenses	46,382	22,112	14,245
Depreciation of station property, plant & equipment	16,367	6,429	5,276
Amortization of broadcast licenses and other intangibles	11,180	465	-
Corporate operating costs (including non-cash stock based compensation of $3.0 million, $10.1 million and $13.2 million in 2005, 2004 and 2003, respectively)	25,374	29,185	32,512
Impairment charge	35,331	-	-
Operating income/(loss)	52,369	18,740	(4,410)
Interest income	4,124	4,318	5,507
Interest expense	(29,387)	(1,203)	(12,010)
Foreign currency exchange gain/(loss), net	37,968	(574)	(10,023)
Other expense	(4,705)	(698)	(2,458)
Income/(loss) before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	60,369	20,583	(23,394)
Provision for income taxes	(16,691)	(11,089)	(3,760)
Income/(loss) before minority interest, equity in income of unconsolidated affiliates and discontinued operations	43,678	9,494	(27,154)
Minority interest in income of consolidated subsidiaries	(8,908)	(4,106)	(676)
Equity in income of unconsolidated affiliates	8,238	10,619	3,629
Net income/(loss) from continuing operations	43,008	16,007	(24,201)
Discontinued operations:
Pre-tax income from discontinued operations	164	146	384,213
Tax on disposal of discontinued operations	(677)	2,378	(14,000)
Net income/(loss) from discontinued operations	(513)	2,524	370,213
Net income	$42,495	$18,531	$346,012

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic	$1.24	$0.57	$(0.91)
Continuing operations - Diluted	1.21	0.55	(0.91)
Discontinued operations - Basic	(0.01)	0.09	13.97
Discontinued operations - Diluted	(0.01)	0.09	13.97
Net income - Basic	1.23	0.66	13.06
Net income - Diluted	$1.20	$0.64	$13.06

Weighted average common shares used in computing per share amounts (000s):
Basic	34,664	27,871	26,492
Diluted	35,430	29,100	26,492

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended December 31,
	2005	2004	2003
Net revenues	$152,498	$65,062	$44,801
Operating costs	20,405	11,151	5,918
Cost of programming	53,964	24,964	17,601
Station selling, general and administrative expenses	14,126	7,552	4,248
Depreciation of station property, plant & equipment	6,300	1,613	1,246
Amortization of broadcast licenses and other intangibles	5,344	340	-
Corporate operating costs (including non-cash stock based compensation of $0.7 million, $13.2 million and $3.8 million in 2005, 2004 and 2003, respectively)	9,392	8,759	12,113
Operating income	42,967	10,683	3,675
Interest (expense)/income, net	(10,312)	1,399	3,200
Foreign currency exchange gain, net	7,682	215	533
Other (expense)/income	(176)	242	(29)
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	40,161	12,539	7,379
Provision for income taxes	(8,579)	(3,030)	(404)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	31,582	9,509	6,975
Minority interest in income of consolidated subsidiaries	(5,264)	(3,496)	(583)
Equity in income of unconsolidated affiliates	3,418	5,336	1,999
Net income from continuing operations	29,736	11,349	8,391
Discontinued operations:
Pre-tax income from discontinued operations	-	84	38,668
Tax on disposal of discontinued operations	4,863	1,542	(14,000)
Net income from discontinued operations	4,863	1,626	24,668
Net income	$34,599	$12,975	$33,059

PER SHARE DATA:
Net income per share
Continuing operations - Basic	$0.78	$0.40	$0.31
Continuing operations - Diluted	0.77	0.39	0.29
Discontinued operations - Basic	0.13	0.06	0.93
Discontinued operations - Diluted	0.13	0.05	0.87
Net income - Basic	0.91	0.46	1.24
Net income - Diluted	$0.90	$0.44	$1.16

Weighted average common shares used in computing per share amounts (000s):
Basic	37,972	28,365	26,563
Diluted	38,554	29,333	28,586

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment Net Revenues and Segment EBITDA include the results of certain entities (primarily STS and Markiza, our operating and license companies in the Slovak Republic) that are not consolidated under US GAAP.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of broadcast licenses and other intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations;

•	foreign currency exchange gains and losses; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated US GAAP results for the years ended December 31, 2005, 2004 and 2003 for the three months ended December 31, 2005 and 2004:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Years Ended December 31,
	(US $000's)
	Segment Net Revenues (1)			Segment EBITDA
	2005	2004	2003	2005	2004	2003
Country
Croatia (NOVA TV)	$22,030	$9,757	$-	$(15,866)	$(3,756)	$-
Czech Republic (TV Nova) (2)	154,010	-	-	71,544	-	-
Romania (3)	103,321	76,463	51,177	43,803	25,198	12,206
Slovak Republic (MARKIZA TV)	64,266	61,576	50,814	17,240	18,975	11,657
Slovenia (POP TV and KANAL A)	48,770	45,388	37,168	19,337	19,077	13,173
Ukraine (STUDIO 1+1)	72,847	53,351	36,633	21,803	14,729	7,999
Total Segment Data	$465,244	$246,535	$175,792	$157,861	$74,223	$45,035

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$400,978	$182,339	$124,978	$60,369	$20,583	$(23,394)
Corporate operating costs (including non-cash stock based compensation of $3.0 million, $10.1 million and $13.2 million in 2005, 2004 and 2003, respectively)	-	-	-	25,374	29,185	32,512
Impairment charge	-	-	-	35,331	-	-
Unconsolidated Equity Affiliates (4)	64,266	64,196	50,814	17,240	19,404	11,657
Depreciation of station assets	-	-	-	16,367	6,429	5,276
Amortization of broadcast licenses and other intangibles	-	-	-	11,180	465	-
Interest income	-	-	-	(4,124)	(4,318)	(5,507)
Interest expense	-	-	-	29,387	1,203	12,010
Foreign currency exchange (gain)/loss, net	-	-	-	(37,968)	574	10,023
Other expense	-	-	-	4,705	698	2,458
Total Segment Data	$465,244	$246,535	$175,792	$157,861	$74,223	$45,035

(1)	All net revenues are derived from external customers. There are no inter-segmental revenues.

(2)	We acquired TV Nova on May 2, 2005.

(3)	Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO.

(4)	Unconsolidated equity affiliates are STS and Markiza in the Slovak Republic and Radio Pro in Romania.

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended December 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2005	2004	2005	2004
Country
Croatia (NOVA TV)	$5,239	$6,018	$(6,319)	$(2,107)
Czech Republic (TV Nova) (2)	65,363	-	31,318	-
Romania (3)	36,535	27,588	17,834	10,527
Slovak Republic (MARKIZA TV)	20,276	22,341	6,238	9,129
Slovenia (POP TV and KANAL A)	17,261	14,404	9,135	7,217
Ukraine (STUDIO 1+1)	28,100	18,066	12,035	5,819
Total Segment Data	$172,774	$88,417	$70,241	$30,585

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$152,498	$65,062	$40,161	$12,539
Corporate operating costs (including non-cash stock based compensation of $0.7 million, $13.2 million and $3.8 million in 2005, 2004 and 2003, respectively)	-	-	9,392	8,759
Unconsolidated Equity Affiliates (4)	20,276	23,355	6,238	9,190
Depreciation of station assets	-	-	6,300	1,613
Amortization of broadcast licenses and other intangibles	-	-	5,344	340
Interest expense/(income), net	-	-	10,312	(1,399)
Foreign currency exchange gain, net	-	-	(7,682)	(215)
Other (income)/expense	-	-	176	(242)
Total Segment Data	$172,774	$88,417	$70,241	$30,585

(1)	All net revenues are derived from external customers. There are no inter-segmental revenues.

(2)	We acquired TV Nova on May 2, 2005.

(3)	Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO.

(4)	Unconsolidated equity affiliates are STS and Markiza in the Slovak Republic and Radio Pro in Romania.